SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of Earliest Event Reported): February 21, 2001


                             CHARLES & COLVARD, LTD.
             (Exact name of Registrant as specified in its charter)



      North Carolina                      0-23329                56-0308470
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
 incorporation or organization)                              Identification No.)


                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560
          (Address of principal executive offices, including zip code)
                                 (919) 468-0399
              (Registrant's telephone number, including area code)



                        (Former name or Former Address if
                           Changed Since Last Report)

ITEM 5.    Other Events.

         Charles & Colvard, Ltd. (Nasdaq: CTHR) today announced that it has raised approximately $6.2 million in gross proceeds as a result of the exercise by shareholders of rights to purchase common stock at $1.00 per share pursuant to its rights offering that expired on February 16, 2001. The Company will issue an aggregate of 6,246,735 shares of common stock and will have a total of 13,447,714 shares of common stock issued and outstanding as of February 21, 2001. The net proceeds will be used for working capital purposes.

         A copy of the press release issued by the Company, that discusses the offering, is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)    Exhibits

           99.1     Press Release dated February 21, 2001.

                                    SIGNATURE

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHARLES & COLVARD, LTD.


Date:  February 22, 2001         By:  /s/ Robert S. Thomas
                                      ---------------------------------------
                                          Robert S. Thomas
                                          President and Chief Executive Officer